Blue Sphere Corporation 8-K

Exhibit 10.1

March 1, 2017

Eilon Natan

Director of Investments

JMJ Financial

Re: Extension of Certain Deadlines in Promissory Note and Common Stock Purchase Warrants

Dear Eilon:

This letter (this “Letter Agreement”) concerns the Promissory Note issued by Blue Sphere Corporation (“Blue Sphere”) to JMJ Financial (“JMJ”) on October 24, 2016 in the Principal Sum of up to $1,053,000 (the “Note”) and the three Common Stock Purchase Warrants issued by Blue Sphere to JMJ on October 24, 2016, December 20, 2016 and February 14, 2017, numbered as W-10212015, W-12202016 and W-02142017, respectively (each, a “Warrant” and collectively, the “Warrants”). All capitalized terms used but not defined herein shall have the meaning given to such term in the Note or Warrants, as applicable.

Section 6 of the Note and Section 1.11 the Warrants each set forth, in identical form, the following specified events of default:

… or (xxii) the reverse split of the Issuer’s common stock fails to become effective by March 15, 2017; or (xxiii) the Issuer fails to obtain from Nasdaq or NYSE by February 28, 2017 conditional approval of the listing of the Issuer’s common stock on The Nasdaq Capital Market or NYSE-MKT subject only to completion of the Public Offering pursuant to the Registration Statement and to the Issuer’s common stock maintaining the minimum price requirements prior to uplisting;.

On January 20, 2017, Blue Sphere filed an application to have its common stock listed with The Nasdaq Capital Market (“NASDAQ”), and as of the date hereof, has provided its response to the first comment letter received from NASDAQ. The parties hereto agree and acknowledge that NASDAQ may have further comments prior to granting its conditional approval, and therefore such approval will not likely be received by February 28, 2017. In addition, the Company will not conduct the reverse split of its common stock until such time that NASDAQ has provided conditional approval and until a date closely aligned with the anticipated closing of the Public Offering.

Blue Sphere has made significant strides toward achieving the timeline set forth in Section 6 of the Note and Section 1.11 the Warrants. However, the dates set forth in Sections 6(xxii)-(xxiii) of the Note and Sections 1.11(xxii)-(xxiii) of the Warrants do not realistically reflect the current timeline of the Public Offering. Therefore, the undersigned parties hereby agree to the following, effective as of the date first set forth above:

(a)

Section 6(xxii) of the Note and Section 1.11(xxii) of the Warrants shall hereinafter be deleted and replaced with the following text:

(xxii) the reverse split of the Issuer’s common stock fails to become effective by April 15, 2017;

(b)

Section 6(xxiii) of the Note and Section 1.11(xxiii) of the Warrants shall hereinafter be deleted and replaced with the following text:

(xxiii) the Issuer fails to obtain from Nasdaq or NYSE by March 31, 2017 conditional approval of the listing of the Issuer’s common stock on The Nasdaq Capital Market or NYSE-MKT subject only to completion of the Public Offering pursuant to the Registration Statement and to the Issuer’s common stock maintaining the minimum price requirements prior to uplisting;

(c)

The Investor conditionally waives the defaults for the Issuer's failure to meet the original dates set forth in Sections 6(xxii)-(xxiii) of the Note and Sections 1.11(xxii)-(xxiii) of the Warrants, but the Investor does not waive any damages, fees, penalties, liquidated damages, or other amounts or remedies otherwise resulting from such defaults (which damages, fees, penalties, liquidated damages, or other amounts or remedies the Investor may choose in the future to assess, apply or pursue in its sole discretion) and the Investor's conditional waiver is conditioned on the Issuer's not being in default of and not breaching any term of the Note or the Wan-ants or any other Transaction Documents (as defined in the Securities Purchase Agreement Document SPA-10212016 between the Issuer and the Investor) at any time subsequent to the date of this Letter Agreement (if the Issuer triggers an event of default or breaches any term of the Note, the Warrants, or the Transaction Documents at any time subsequent to the date of this Letter Agreement, the Investor may issue a notice of default for the Issuer's failure to meet the original dates set forth in Sections 6(xxii)-(xxiii) of the Note and Sections 1.11(xxii)-(xxiii) of the Warrants).

Please indicate your acceptance of the foregoing terms and conditions by signing and returning this Letter Agreement to me.

Very truly yours,

/s/ Shlomi Palas
Shlomi Palas
Chief Executive Officer
Blue Sphere Corporation

The undersigned hereby agrees to be bound by this Letter Agreement.

INVESTOR:

/s/ JMJ Financial
JMJ Financial / Its Principal
Date: March 1, 2017